Exhibit 10.16.9
23 January 2008
BIWATER PLC
-and-
CASCAL N.V.
-and-
T.W.A. BARKER AND OTHERS

DEED OF AGREEMENT
BIWATER RETIREMENT AND SECURITY
SCHEME

Herbert Smith LLP

THIS DEED OF AGREEMENT is made the 23 day of January 2008
BETWEEN:
(1)	BIWATER PLC whose registered office is at Biwater House, Station Approach, Dorking, Surrey RH4 1TZ (company registration number 929686) (“Biwater”)

(2)	CASCAL N.V. at Strawinskylaan 3105, 1077 ZX whose registered office is in Amsterdam, the Netherlands (“Cascal”)

(3)	TERENCE WILLIAM ALBERT BARKER of “the Willows”, 20 Holme Park, Upper Newbold, Chesterfield, Derbyshire S41 8XB NORMAN ERIC DODD of 5 Ashworth Avenue, Urmston, Manchester M41 8TH MARTIN ROBERT ANTHONY DUFFY of 4 Ashwood Park, Lower Road, Fetcham, Surrey KT22 9NT JOHN ERNEST ALFRED KERSLAKE of Ivy House, Stack Hills Road, Todmorden, Lancashire, OL14 5QW ANTHONY JOHN READ of 4 Hazlemere Drive, St Leonards, Ringwood, Hants and BARRY SHORT of 15 Rimbury Way, Christchurch, Dorset BH23 2RQ (all together the “Trustees”)
RECITALS
A.	The Trustees are the present trustees of BRASS.

B.	Biwater is the current principal employer of BRASS.

C.	Biwater and the Trustees entered into the 2006 Agreement which set out various rights and obligations in relation to the purchase by Biwater of N.V. Nuon Global Water Solutions’ 50% interest in Cascal.

D.	Biwater is contemplating an initial public offering of shares in Cascal in January 2008 which would constitute a Recapitalisation under the terms of the 2006 Agreement. The IPO would consist of Biwater selling part of its shareholding in Cascal (the “Secondary Offering”) and Cascal issuing new shares to public investors (the “Primary Offering”). Following the IPO, Biwater would become a minority shareholder in Cascal. (Schedule 1 sets out various scenarios.)

E.	It is intended that the proceeds of the secondary offering be used to meet Biwater’s commitments to BRASS under the 2006 Agreement and to pay certain transaction costs. Subject to sufficient additional funds being raised through the secondary offering, Biwater intends to use approximately $80m (c. £40m) of the proceeds to return capital to its shareholders of which approximately $40m (c. £20m) would be invested back into Biwater by way of a loan from the shareholders.

F.	It is estimated that as at 30 November 2007 the Main Section had an FRS17 deficit of approximately £29.3m and a scheme funding deficit of approximately £42.5m, and that the Water Company Section had corresponding deficits of £2.3m and £8.6m respectively. The Water Company Section currently benefits from a bank letter of credit for £4.0m covering certain future contributions.

G.	The parties to this deed have discussed the anticipated IPO. Should the IPO proceed at any time in 2008, the parties wish to give effect to this deed pursuant to their obligations under the 2006 Agreement and also to vary some of those obligations as hereinafter specified.
     NOW THIS DEED WITNESSES as follows:
1.	INTERPRETATION
1.1	Definitions
In this deed, except where the context otherwise requires, the following words and expressions shall have the meanings set out below:
“Actuaries” means the Scheme Actuary and any actuary instructed by Biwater;
“BRASS” means the “Biwater Retirement and Security Scheme”;
“Business Day” means a day (other than a Saturday or Sunday) on which banks in the City of London are open for business;
“Escrow Account” means the account in the joint names of Biwater and the Trustees for the purposes of implementing the arrangements under this deed;
“IPO” means an initial public offering of shares in Cascal N.V. on the New York Stock Exchange;
“Main Section” means the part of the assets of BRASS known as the Main Section, and defined in the Rules as the Main Fund;
“Maximum Payment” means the maximum amount the Trustees are entitled to receive from Biwater under clause 6(a) of the 2006 Agreement;
“Recapitalisation Date” means the first day in 2008 on which Cascal shares are traded on the New York Stock Exchange, which is anticipated to be 25 January 2008;
“Recapitalisation Date Deficit” means the amount of the deficit in the Main Section on the scheme-specific funding basis as at the Recapitalisation Date as disclosed by the Recapitalisation Date Valuations;
“Recapitalisation Date Valuation” means the valuation of BRASS carried out under Part 3 of the Pensions Act 2004 as at the Recapitalisation Date using the assumptions set out in Schedule 2;
“Rules” means the Rules, as subsequently amended, annexed to each of two editions of a Fifth Definitive Trust Deed, one called the “Main Edition” made on 24 June 2003, and the other called the “ex-WCAPS Edition” made on 1 April 2003;
“Scheme Actuary” means a Fellow of the Institute of Actuaries or a Fellow of the Faculty of Actuaries, appointed by the Trustees as the scheme actuary to BRASS. BRASS’s current Actuary is Emma Whitehouse of Punter Southall;
“Water Company Section” means the part of the assets of BRASS known as the Water Company Section, and defined in the Rules as the Water Company Sub-Fund;

“Water Section Guarantee” means the letters of credit which Cascal procures to be put in place under sub-clause 6.1 and 6.3 below;
“2006 Agreement” means the deed of agreement between Biwater and the Trustees dated 16 November 2006.
1.2	Interpretation
(a)	In this deed the headings are for convenience only and shall not affect its construction or meaning.

(b)	References in this deed to any statute, statutory instrument, or regulation shall mean a reference to that provision as amended from time to time, or re-enacted or re-made.

(c)	“Subsidiary” has the meaning given to it in section 736 of the Companies Act 1985.

(d)	Unless the context requires otherwise, words denoting the singular only shall include the plural and vice versa.

(e)	Each of the parties to this deed intends it to be a deed and agrees to execute it and deliver it as a deed.

(f)	The expressions “Biwater” “Cascal” and the “Trustees” shall, where the context requires, include their respective transferees, successors, assigns and (in the case of the Trustees) their successors in office.
2.	MAIN SECTION — ESCROW ACCOUNT

2.1	Within 30 days of the Recapitalisation Date, Biwater and the Trustees shall set up the Escrow Account. Monies therein can be used only for the purposes set out in clauses 3 and 4 below. For the avoidance of doubt, the assets held in the escrow account shall not be available to meet obligations of Biwater unless or until paid to Biwater in accordance with the provisions of this deed and shall not be subject to any right of offset, cross-guarantee or charge in favour of Biwater, any other group companies or its creditors. The Escrow Account shall be based on standard form Pension Protection Fund (“PPF”) documentation with a view to it qualifying as a contingent asset for the purposes of the PPF levy.

2.2	Within 35 days of the Recapitalisation Date, Biwater shall provide the Trustees with a schedule setting out the Maximum Payment calculation.

2.3	Within 42 days of the Recapitalisation Date, Biwater shall procure that the lesser of (i) £42.5m and (ii) the Maximum Payment is paid into the Escrow Account.

3.	MAIN SECTION — RECAPITALISATION DATE DEFICIT

3.1	The Trustees will instruct the Scheme Actuary to carry out the Recapitalisation Date Valuation. Matters to be determined by the parties in connection with the valuation shall be determined in accordance with Part 3 of the Pensions Act 2004 unless otherwise agreed under this deed. The parties will use reasonable endeavours to procure that the valuation is completed within three months of the Recapitalisation Date.
3.2	If the Recapitalisation Date Deficit is equal to the aggregate of (i) the amount paid into the Escrow Account by Biwater under clause 2.3 above and (ii) the amount of any deficit reduction contributions paid into the Main Section by Biwater and/or its subsidiaries between the Recapitalisation Date and the date the finalised Recapitalisation Date Valuation is provided to Biwater, Biwater will not be required to pay any further amount into the Escrow Account and shall not be entitled to receive any payment from it.

3.3	If the Recapitalisation Date Deficit is greater than the aggregate of (i) the amount paid into the Escrow Account by Biwater under clause 2.3 above and (ii) the amount of any deficit reduction contributions paid into the Main Section by Biwater and/or its subsidiaries between the Recapitalisation Date and the date the finalised Recapitalisation Date Valuation is provided to Biwater (the “Deficit Shortfall”), then Biwater shall within 28 days of being notified of this fact in writing by the Trustees pay an amount equal to the Deficit Shortfall into the Escrow Account to the extent that the aggregate of (i), (ii) and the Deficit Shortfall does not exceed the Maximum Payment. Biwater may at its discretion elect to pay any additional amount or amounts into the Escrow Account.

3.4	If the Recapitalisation Date Deficit is less than the aggregate of (i) the amount paid into the Escrow Account by Biwater under clause 2.3 above and (ii) the amount of any deficit reduction contributions paid into the Main Section by Biwater and/or its subsidiaries between the Recapitalisation Date and the date the finalised Recapitalisation Date Valuation is provided to Biwater (the “Deficit Overpayment”), then an amount equal to the Deficit Overpayment shall be paid to Biwater from the Escrow Account within 28 days.

4.	MAIN SECTION — PAYMENTS FROM THE ESCROW ACCOUNT

4.1	Following the Recapitalisation Date, payments shall be made from the Escrow Account to the Trustees in line with Schedule 3 for the exclusive benefit of the Main Section. (Schedule 3 is based on an illustrative figure of £44m. The amounts of the actual payments made will be adjusted as necessary in respect of the later tax years set out under the Schedule to reflect the final total amount Biwater is required to pay into the Escrow Account under clause 3 as a result of the Recapitalisation Date Valuation.)

4.2	The payments due to be made to the Trustees from the Escrow Account under clause 4.1 shall with immediate effect from the Recapitalisation Date replace the deficit contributions required to be paid to the Main Section under the schedule of contributions in place at the date of this agreement, and a revised schedule of contributions shall be put in place to reflect this.

4.3	Investment returns on the funds in the Escrow Account shall accumulate in the Escrow Account and be paid to the Trustees with the final payment from the account for the exclusive benefit of the Main Section.

5.	MAIN SECTION — LIABILITY MANAGEMENT EXERCISE

Biwater shall no longer be obliged under clause 5 of the 2006 Agreement to make available or procure to be made available within 15 months from 26 June 2006 a sum of £3m for the purpose of a liability reduction exercise.

6.	WATER SECTION GUARANTEE

6.1	Cascal will procure that BWHW puts in place a letter of credit for the amount of £8.6m with effect on and from a date no more than seven Business Days after the Recapitalisation Date and with an ultimate expiry date of 31 March 2011. The letter of credit shall be in substantially the same terms as the letter of credit for £4m in place at the date of this agreement.

6.2	At the same time that the letter of credit for £8.6m is put in place, the letter of credit for £4m in place at the date of this agreement shall be withdrawn, and Biwater shall cease to have any obligation to procure that any further letter of credit is issued under clause 2.1 of the 2006 Agreement.

6.3	Within 28 days of Cascal being provided with a copy of the finalised Recapitalisation Date Valuation, Cascal will procure that BWHW puts in place a letter of credit up to a maximum of £10m to cover the deficit contributions payable to the Water Company Section under the schedule of contributions for the Water Company Section prepared for the purposes of the Pensions Act 2004 as a result of the Recapitalisation Date Valuation. The term of that letter of credit shall be the same as the recovery period agreed in respect of the Water Company Section as a result of the Recapitalisation Date Valuation, and may be of a reducing amount and/or replaced annually to reflect the deficit payments due under any applicable Water Company Section schedule of contributions.

6.4	At the same time that the letter of credit is put in place under clause 6.3 above, the letter of credit for £8.6 m under clause 6.1 shall be withdrawn.

6.5	The Water Section Guarantee shall fall away if at any time a valuation calculated in accordance with Part 3 of the Pensions Act 2004 shows that the Water Company Section (or any replacement scheme sponsored by Cascal to which the Water Company Section’s assets and liabilities have been transferred) moves into surplus on a scheme-specific funding basis prior to the end of the recovery plan adopted as a result of the Recapitalisation Date Valuation (or as a result of any subsequent scheme-specific funding valuation).

6.6	In the event that any letter of credit under sub-clause 6.1 or 6.3 above is withdrawn or not renewed other than in accordance with the terms of this clause 6, Cascal shall pay to the Trustees for the exclusive benefit of the Water Company Section the whole amount of the nominal value of the last letter of credit, less any contributions paid by its subsidiaries to the Water Company Section under the schedule or schedules of contributions adopted after the date on which that letter of credit was put in place.

6.7	Once the Water Section Guarantee has been put in place, Biwater shall have no further obligation to make payment to the Trustees in respect of the Water Company Section under clauses 2, 3.2, 6 or 7 of the 2006 Agreement.

7.	WATER COMPANY SECTION — NEW SCHEME

Biwater, Cascal and the Trustees may take the necessary steps after the Recapitalisation Date to effect the transfer of all the assets (including, if required by the trustees of the new scheme, the Water Section Guarantee) and liabilities of the Water Company Section to a new registered pension scheme to be sponsored by the Cascal group.

8.	SURPLUS DATE

8.1	A “Surplus Date” shall be deemed to have occurred under the 2006 Agreement and the “Recapitalisation Period” under that agreement shall be deemed to have ended in relation to the Main Section:
(a)	if the Recapitalisation Date Deficit is less than the aggregate of (i) the amount paid into the Escrow Account by Biwater and (ii) the amount of any deficit reduction contributions paid into the Main Section by Biwater between the Recapitalisation Date and the date the finalised Recapitalisation Date Valuation is provided to Biwater; or

(b)	as at any date on which an actuarial valuation carried out on a scheme-specific basis in accordance with Part 3 of the Pensions Act 2004 discloses that the aggregate of:
(i)	the value of the assets in the Main Section; and

(ii)	the value of the assets in the Escrow Account
is equivalent to a surplus in the Main Section on a scheme-specific basis.
8.2	A Surplus Date shall be deemed to have occurred under the 2006 Agreement and the “Recapitalisation Period” under that agreement shall be deemed to have ended in relation to the Water Company Section once the Water Section Guarantee has been put in place.

8.3	For the avoidance of doubt, following the IPO and the Water Section Guarantee being put in place, the funding position of the Water Company Section (or the replacement scheme sponsored by Cascal) shall not be taken into account in determining whether a Surplus Date has occurred in relation to the Main Section.

8.4	For the avoidance of doubt, a Surplus Date arising under this Clause 8 shall not affect any payment due from the Escrow Account to the Main Section under clause 4.

9.	INVESTMENT STRATEGY

The Trustees welcome input from Biwater (and from Cascal in respect of the Water Company Section) in relation to the future investment strategy of BRASS including how best to manage the Escrow Account. So long as Biwater can demonstrate it has sufficient strength of covenant, the Trustees currently anticipate maintaining substantial holdings of return-seeking assets but always recognising the maturity of the liabilities. Until the finalised Recapitalisation Date Valuation is provided to Biwater, the Escrow Account shall be invested in cash with an AA-rated bank except as Biwater and the Trustees otherwise agree. Thereafter the Escrow Account shall be invested as the Trustees direct.

10.	PENSIONS REGULATOR

Biwater considers the position of the Main Section and Water Company Section creditors to be significantly improved as a result of the IPO, and the related payments to BRASS and the Water Section Guarantee are expected to see both sections being fully funded, or close to being fully funded on a scheme-specific funding basis. Biwater will keep the Pensions Regulator informed, to the extent necessary, of the putting in place of the Water Section Guarantee and the consequent termination of its obligations under clause 2 of the 2006 Agreement.

11.	RETURN OF CAPITAL TO SHAREHOLDERS

11.1	Biwater’s obligation to make the Maximum Payment has priority over the return of capital of approximately $80m it intends to make to shareholders to the extent that insufficient assets are raised from the Secondary Offering for both the Maximum Payment and the return of capital to be satisfied in full.

11.2	Subject to Biwater making the intended return of capital to its shareholders of approximately $80m, Biwater shall put in place an enforceable agreement giving it the right to call on a loan of approximately $40m from the shareholders on reasonable commercial terms or shall take steps to retain the $40m within the Biwater group.

11.3	Biwater does not intend to seek clearance from the Pensions Regulator for the proposed return of capital as it does not consider it to be materially detrimental to the Main Section or Water Company Section creditors.

12.	DEFAULT INTEREST

If any sum (or part thereof) due for payment by Biwater to the Trustees under this deed is not paid, then on the date falling five Business Days after the due date for payment under this deed, interest shall accrue on that sum (or part thereof) on a daily basis at the rate of 2% above the base rate for the time being of Barclays Bank plc from the fifth Business Day after the sum falls due for payment until the date of actual payment and, pending payment, interest accrued on any such amount on the last days of March, June, September and December in each year shall be added to the outstanding overdue amount for the purposes of calculating further interest provided that if the failure to pay on the due date is a result of an administrative error or omission which is rectified in accordance with clause 17 below, default interest shall not accrue on the overdue sum (or part thereof) pursuant to this clause 12.

13.	AMENDMENTS TO THIS DEED

The parties hereto may, by written agreement, alter the provisions of this deed.

14.	THIRD PARTY RIGHTS

Without affecting any rights of the parties to this deed, no other person shall be entitled to any rights under the Contracts (Rights of Third Parties) Act 1999 as a result of this agreement.

15.	WAIVER

No failure or delay by the Trustees, Biwater or Cascal in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any other right or remedy preclude its further exercise or the exercise of any other right or remedy.

16.	NOTICES

Every notice, request, demand or other communication to be delivered under or pursuant to the provisions of this deed shall be in writing and:

16.1	in the case of such communications to the Trustees shall be delivered personally or by first class registered mail to the addresses of each individual trustee at the relevant time;

16.2	in the case of such communications to Biwater shall be delivered personally or by first class registered mail to “The Chief Executive” at the registered office at the relevant time of Biwater;

16.3	in the case of such communications to Cascal shall be delivered personally or by first class registered mail to “The Chief Executive” at the registered office at the relevant time of Cascal.

17.	RECTIFICATION

Each party to this deed shall, as soon as practicable, notify in writing all other parties if it becomes aware of a breach of any obligation under this deed. Where that breach arises or has arisen as a result of a genuine administrative error (including, but not limited to, administrative omissions and oversights) in relation to actions undertaken in good faith by any of the parties the relevant party or parties shall take such steps to rectify the administrative error as are practicable in the circumstances. Provided that such administrative error is rectified within five Business Days of a party in default receiving written notification of the relevant breach (such receipt to be in accordance with clause 16) or becoming aware of it if the default is on its own part, the other parties to this deed shall be deemed to have waived irrevocably any rights and remedies they may have in respect of such breach under this deed or any connected or related document.

18.	CO-OPERATION

The parties to this deed shall co-operate with each other and assist each other in implementing this deed and the matters envisaged by this deed.

19.	COUNTERPART DEEDS

This deed may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

20.	GOVERNING LAW

This agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales.

IN WITNESS of which Biwater, the Trustees and David George Sayers of Biwater House, Station Approach, Dorking, Surrey RH4 1TZ in exercise of a power of attorney of Cascal N.V. dated 31 October 2007 have duly executed and delivered this document as a deed on the date first above written.
EXECUTED as a DEED on
behalf of BIWATER PLC by
Director     /s/
Secretary /s/ M.R.A. Duffy
EXECUTED as a DEED on
behalf of the above-named CASCAL N.V. by    /s/
its attorney named above in the presence of:
Elizabeth Fawcett

Witness name
/s/ Elizabeth Fawcett

Witness signature
Exchange House

Primrose Street

London

EC2A 2HS

Witness address

SIGNED and DELIVERED as a deed by
TERENCE WILLIAM ALBERT BARKER /s/ T. Barker
in the presence of
Andrew Rowlinson

Witness name
/s/ Andrew Rowlinson

Witness signature
12 Gosfosth Crescent

Dronfield

Derbyshire

518 1PT

Witness address
Motor Trader

Occupation of witness
SIGNED and DELIVERED as a deed by
NORMAN ERIC DODD /s/ Norman Eric Dodd
in the presence of
Kathryn Alison Stansfield

Witness name
/s/ K. Alison Stansfield

Witness signature
The Boat House

Stack Hills Road

Todmorden Lanes

OL14 5QW

Witness address
Dispensing Optician

Occupation of witness

SIGNED and DELIVERED as a deed by
MARTIN ROBERT ANTHONY DUFFY /s/ M.R. A. Duffy
in the presence of
Elizabeth Fawcett

Witness name
/s/ Elizabeth Fawcett

Witness signature
Exchange House

Primrose Street

London EC 2A 2MS

Witness address
Solicitor

Occupation of witness
SIGNED and DELIVERED as a deed by
JOHN ERNEST ALFRED KERSLAKE /s/ John Ernest Alfred Kerslake
in the presence of
Kathryn Alison Stansfield

Witness name
/s/ Kathryn Alison Stansfield

Witness signature
The Boat House

Stack Hills Road

Todmorden Lanes

OL 14 5QW

Witness address
Dispensing Optician

Occupation of witness

SIGNED and DELIVERED as a deed by
ANTHONY JOHN READ /s/ Anthony John Read
in the presence of
Sarah Davis

Witness name
/s/ Sarah Davis

Witness signature
57 Bronte Avenue

Christchurch

Dorset

HB 23 2NB

Witness address
Occupation of witness
Secretary
SIGNED and DELIVERED as a deed by
BARRY SHORT /s/ B. Short
in the presence of
Mrs. M. Jones

Witness name
/s/ M. Jones

Witness signature
9 Rimbury Way

Christchurch

BH 23 2KG

Witness address

Occupation of witness

Schedule 1
IPO proceeds scenarios

Fl Proceeds Disclosures

		No G/shoe	G/shoe	No G/shoe	G/shoe	No G/shoe	G/shoe	No G/shoe	G/shoe	No G/shoe	G/shoe	No G/shoe	G/shoe
Price		20.00	20.00	19.00	19.00	18.00	18.00	17.00	17.00	16.00	16.00	15.00	15.00

No of shares sold:
Cascal		7,706,213	7,706,213	7,706,213	7,706,213	7,706,213	7,706,213	7,706,213	7,706,213	7,706,213	7,706,213	7,706,213	7,706,213
Biwater		8,999,101	11,504,898	8,999,101	11,504,898	8,999,101	11,504,898	8,999,101	11,504,898	8,999,101	11,504,898	8,999,101	11,504,898

Totals		16,705,314	19,211,111	16,705,314	19,211,111	16,705,314	19,211,111	16,705,314	19,211,111	16,705,314	19,211,111	16,705,314	19,211,111

		$000	$000	$000	$000	$000	$000	$000	$000	$000	$000	$000	$000
Gross Proceeds		334,106	384,222	317,401	365,011	300,696	345,800	283,990	326,589	267,285	307,378	250,580	288,167

Underwriters fees		23,387	26,896	22,218	25,551	21,049	24,206	19,879	22,861	18,710	21,516	17,541	20,172

Proceeds after U/writing fees		310,719	357,327	295,183	339,460	279,647	321,594	264,111	303,728	248,575	285,861	233,039	267,995

Total Expenses:		-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000

Total Net Proceeds		298,719	345,327	283,183	327,460	267,647	309,594	252,111	291,728	236,575	273,861	221,039	255,995

	Variances	31,072	35,733	15,536	17,866			-15,536	-17,866	-31,072	-35,733	-46,608	-53,599
Biwater proceeds:
Pension Payment		109,939	114,425	102,171	114,425	94,403	114,425	86,636	106,444	78,868	97,511	71,100	88,578
Biwater Dividend		57,444	99,566	56,843	88,867	56,241	78,167	55,640	75,449	55,039	73,682	54,438	71,916

		167,383	213,991	159,014	203,292	150,645	192,592	142,276	181,892	133,907	171,193	125,537	160,493
Biwater share of expenses		-6,464	-7,186	-6,464	-7,186	-6,464	-7,186	-6,464	-7,186	-6,464	-7,186	-6,464	-7,186

Net Biwater proceeds		160,919	206,805	152,550	196,105	144,181	185,406	135,811	174,706	127,442	164,006	119,073	153,307

	Variances	16,738	21,399	8,369	10,700			-8,369	-10,700	-16,738	-21,399	-25,107	-32,099
Cascal proceeds:
Repayment of loan	A	78,204	78,204	78,204	78,204	78,204	78,204	78,204	78,204	78,204	78,204	78.204	78,204

Money for new investment		65,132	65,132	57,965	57,965	50,798	50,798	43,631	43,631	36,464	36,464	29,298	29,298
Less: Expenses		-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000	-12,000

	B	53,132	53,132	45,965	45,965	38,798	38,798	31,631	31,631	24,464	24,464	17,298	17,298
Add: Expenses already paid		9,700	9,700	9,700	9,700	9,700	9,700	9,700	9,700	9,700	9,700	9,700	9,700

		62,832	62,832	55,665	55,665	48,498	48,498	41,331	41,331	34,164	34,164	26,998	26,998
Add: Recoverable from Biwater	C	6,464	7,186	6,464	7,186	6,464	7,186	6,464	7,186	6,464	7,186	6,464	7,186

Cash available		69,296	70,018	62,129	62,851	54,962	55,684	47,796	48,518	40,629	41,351	33,462	34,184
	Variances
		14,334	14,334	7,167	7,167			-7,167	-7,167	-14,334	-14,334	-21,500	-21,500
Cascal Net Proceeds	A+B+C=	137,800	138,522	130,633	131,355	123,466	124,188	116,300	117,022	109,133	109,855	101,966	102,688

	Variances	14,334	14,334	7,167	7,167			-7,167	-7,167	-14,334	-14,334	-21,500	-21,500
Residual Value of Biwater Holding		257,005	206,889	244,155	196,544	231,304	186,200	218,454	175,856	205,604	165,511	192,754	155,167

Schedule 2
A valuation under Part 3 of the Pensions Act 2004 will be undertaken for BRASS as at the Recapitalisation Date using the principal assumptions detailed in this Schedule.
Main Section Assumptions

Example Basis on
30/11/2007
Assumption	Derivation of assumption	(financials only)

Rate of investment return (pre-retirement)	Average yield on over 15 year AA corporate bond indices (Barclays Capital and iBoxx indices)	5.90% pa

Rate of investment return (post-retirement)	Average yield on over 15 year AA corporate bond indices (Barclays Capital and iBoxx indices)	5.90% pa

Rate of inflation (RPI)	The geometric difference between yields on over 15 year fixed interest Gilts and index-linked gilts (2.5% inflation)	3.47% pa

Pensionable Salary increases	RPI plus 1.25% p.a.	4.72% pa

Pension increases:
- Pre 1988 GMP	3.00% pa	3.00% pa
- Post 1988 GMP	3.00% pa	3.00% pa
- Pre 1997 excess over GMP	0.00% pa	0.00% pa
- Post 1997 Pension	Inflation with min 3%, max 5% (using Black Scholes methodology and 1% volatility)	3.66% pa

Revaluation of deferred benefits in excess of GMP	Fixed at 5.00% pa	5.00% pa

Current and future pensioners’ mortality	PCA00 table (Year of birth with medium cohort projection subject to a 1% floor)	n/a
All other assumptions will be the same as for the previous formal actuarial valuation carried out as at 31 March 2005.

Water Company Section Assumptions

Example Basis on
30/11/2007
Assumption	Derivation of assumption	(financials only)

Rate of investment return (pre-retirement)	Average yield on over 15 year AA corporate bond indices (Barclays Capital and iBoxx indices)	5.90% pa

Rate of investment return (post-retirement)	Average yield on over 15 year AA corporate bond indices (Barclays Capital and iBoxx indices)	5.90% pa

Rate of inflation (RPI)	The geometric difference between yields on over 15 year fixed interest Gilts and index-linked gilts (2.5% inflation)	3.47% pa

Pensionable Salary increases	RPI plus 1.5% p.a.	4.97% pa

Pension increases:
BRASS Section:
- Pre 1988 GMP	3.00% pa	3.00% pa
- Post 1988 GMP	3.00% pa	3.00% pa
- Pre 1997 excess over GMP	0.00% pa	0.00% pa
- Post 1997 Pension	Inflation with min 3%, max 5% (using Black Scholes methodology and 1% volatility)	3.66% pa

- Post June 2005 Pension	Inflation with max 2.5% (using Black Scholes methodology and 1% volatility)	2.40% pa

EX-WCAPS Section:
- Pre 1988 GMP	0.00% pa	0.00% pa
- Post 1988 GMP	Inflation with min 0%, max 3% (using Black Scholes methodology and 1% volatility)	2.78% pa

- Pre 1997 XS/Post 1997 Pension	Inflation with min 0%, max 5% (using Black Scholes methodology and 1% volatility)	3.44% pa

- Post June 2005 Pension	Inflation with max 2.5% (using Black Scholes methodology and 1% volatility)	2.40% pa

Revaluation of deferred benefits in excess of GMP:

BRASS Section	Fixed at 5.00% pa	5.00% pa
EX-WCAPS Section	Inflation	3.47% pa

Current and future pensioners’ mortality	PCA00 table (Year of birth with medium cohort projection subject to a 1% floor)	n/a
All other assumptions will be the same as for the previous formal actuarial valuation carried out as at 31 March 2005 with the exception that an ill-health allowance will be included in the future contribution rate (as previously agreed between the Trustees and the Company).

Schedule 3
Escrow Schedule
Illustration based on £44.0m in the Escrow Account and escrow payments to Trustees commencing April 2008

Tax year	Current schedule of	Amount released from BRASS
	contributions	Escrow
2006/07	£5.3m	—
2007/08	£5.3m	—
2008/09	—	£11.1m
2009/10	—	£23.4m
2010/11	—	£9.5m (plus accrued interest returns)
In respect of the tax years 2008/09, 2009/10 and 2010/11 payments shall be made on 1 April 2008, 1 April 2009 and 1 April 2010 respectively.